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                                                                    EXHIBIT 23.A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First Liberty Financial Corp. and Subsidiaries on Form S-8 (File No. 33-24733) of our report, dated October 30, 1998, on our audits of the consolidated financial statements of First Liberty Financial Corp. and Subsidiaries as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                          PricewaterhouseCoopers LLP

Atlanta, Georgia
December 29, 1998